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                                                                    EXHIBIT 10.7

                        AMENDMENT TO INVESTMENT AGREEMENT


         THIS AMENDMENT TO INVESTMENT AGREEMENT ("Amendment"), dated as of June 21,1999, is by and between ACTEL INTEGRATED COMMUNICATIONS, INC. (the "Company"), MURDOCK COMMUNICATIONS CORPORATION (the "Investor"), John Beck, shareholder, and Richard Courtney, shareholder.

                                    RECITALS

         1. Investor, Company, and shareholders entered into a certain Investment Agreement ("Agreement") dated March 10, 1999 whereby Investor was provided an opportunity to invest sufficient capital to acquire 3,500,000 shares of Series A Preferred Stock of the Company convertible into a maximum of 5,100,000 shares of common stock of the Company;

         2. Investor has provided a total amount of three million ($3,000,000) dollars and has on two occasions not provided requested funding within fourteen
(14) days of Requests for Funds (as defined in the Agreement) by the Company's President pursuant to Section 1.2 of the Agreement;

         3. Company and Investor believe and acknowledge that it is in the best interests of Company, and of Investor, to broaden and diversify the base of investors in Company;

         4. Company and Investor desire that Company not request and Investor not provide any further investment in Company by Investor to further the interests of diversifying Company's investment base;

         5. Investor and Company desire to amend and clarify the Agreement as set forth herein;

                                   AGREEMENTS

         In consideration of the recitals and the mutual agreements which follow, the Company and Investor agree as follows:


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         1. Loan. The Investor agrees to loan $1,000,000 to the Company on the terms and conditions set forth in a Promissory Note mutually agreeable to the parties, to be executed and delivered to the Investor by the Company.

         2. Forgiveness and Waiver of Defaults. Company and Investor hereby forgive each other with prejudice of any and all existing known and unknown defaults by either or both and forever waive all remedies for same. Forgiveness of any failure to fund and/or defaults by Investor is conditioned upon Investor's loan to Company of the amounts set forth in Paragraph 1 above. The parties hereby reserve any and all rights they may have with respect to future defaults under this Amendment.

         3. Relief from Negative Covenants, Restrictions, and Limitations. Investor hereby irrevocably consents to Company's issuance of any equity security of any type, class, series and quantity, with any conversion, liquidation, dividend or voting rights, of any value, to any person whatsoever, notwithstanding any other agreement, including without limitation the Investment Agreement and any Exhibit thereto, the Articles of Incorporation or By-laws of the Company, or any other right or entitlement by law, agreement, understanding or contract. However, until Investor converts its Series A Preferred Stock, Company shall not sell any preferred stock senior to that currently authorized. Investor further irrevocably consents hereby to any loan or debt financing to Company from any source and secured by any property or equity security, provided such debt financing is subject to terms and conditions deemed acceptable by the Company's board of directors. To enhance Company's ability to raise additional capital, Investor further irrevocably consents to such actions deemed in the Company's best interest by its Board of Directors, including without limitation
(a) any increase in the Company's authorized shares of common stock, (b) any increase in the number of Series A Preferred Stock, and (c) the creation of different classes or series of common or preferred stock. Investor shall cooperate with Company to cause any amendments to the Company's Articles of Incorporation or By-laws necessary for any debt financing or private or public placement of any security described above by Company, in the discretion of the Company's board of directors.

         4. Specific Amendments to the Investment Agreement. The Investment Agreement is hereby amended specifically as set forth below.

                  (a) Paragraphs 5.10, 7.1(a), 7.1(b), and 7.3, are hereby deleted in their entirety effective as of March 10, 1999.


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                  (b) Paragraph 10.1 as amended shall provide: "All
representations and warranties contained herein or made by or on behalf of the Company in writing in connection with the transactions contemplated herein shall be true and correct as of the Closing and shall survive the consummation of the transaction contemplated hereby until June 22, 1999."

                  (c) Investor and Company agree to execute and deliver the Agreement to License and Assign Trademark attached hereto.

         5. Specific Amendments to Exhibit A to the Investment Agreement. Exhibit A to the Investment Agreement is hereby amended as follows:

         a. Paragraph 2 shall be amended to terminate the Board Composition Agreement attached to the Investment Agreement as Exhibit A upon issuance of 10,000,000 shares of common stock, public offering, or acquisition of 25% of the authorized common stock of the Company:

         "2. Notwithstanding anything contrary in this Statement of Terms, the parties obligations under this Exhibit "A" shall expire and the Company's board of directors shall be elected according to the then effective Articles of Incorporation and By-laws of the Company upon any of the following events: (a) the issuance of a number of shares of common stock that with all previously issued or committed shares of common stock total 10,000,000 shares of common stock; or (b) the registration of any of the Company's securities with the Securities and Exchange Commission."

         6. Director. Notwithstanding anything to the contrary in the Investment Agreement or any exhibit thereto, including, without limitation, Exhibit A, Investor shall have only one representative on the Company's Board or Directors pursuant to paragraph 2 of Exhibit A as amended hereby.

         7. Specific Amendments to Exhibit B to the Investment Agreement and Articles of Incorporation.

                  (a) Exhibit B to the Investment Agreement is hereby amended specifically as set forth below. Investor shall execute any and all documents to amend the Company's Articles of Incorporation in such a manner as to make such Articles of Incorporation consistent with any and all terms of Exhibit B as amended hereby: Paragraphs 6, 7, and 8 are hereby deleted as of this date.


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                  (b) Notwithstanding, however, anything to the contrary
contained in the Investment Agreement, as amended, in no event: (1) shall an increase in or issuance of authorized shares of Common Stock of the Company (other than a split thereof) increase the number of shares of Common Stock to which Investor is entitled upon surrender and conversion of the Series A Preferred Stock or (2) shall Investor have preemptive rights with respect to Series A Preferred Stock or Common Stock.

         8. Integration. This Amendment shall supercede any and all terms of the Agreement and any exhibit thereto inconsistent with the terms hereof. This Amendment shall further serve as an agreement among shareholders should any term herein be inconsistent with the terms and/or requirements of the Company's Articles of Incorporation or By-laws.

                                    ACTEL INTEGRATED COMMUNICATIONS, INC.

                                    BY/s/ John Beck
                                      ------------------------------------
                                         Its       President
                                            ------------------------------

                                    MURDOCK COMMUNICATIONS CORPORATION

                                    BY/s/ Thomas E. Chaplin
                                      ------------------------------------
                                         Its   Chief Executive Officer
                                            ------------------------------


                                    /s/ John Beck
                                    --------------------------------------
                                    John Beck, Shareholder

                                    /s/ Richard Courtney
                                    --------------------------------------
                                    Richard Courtney, Shareholder




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